UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Homeland Energy Solutions, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF MEMBERS

TUESDAY, MARCH 30, 2010

To our Members:

The 2010 Annual Meeting of Members (the “2010 Annual Meeting”) of Homeland Energy Solutions, LLC (the “Company”) will be held on Tuesday, March 30, 2010, at the Starlite Ballroom, 417 East Grove Street, Lawler, Iowa 52154.  Registration for the 2010 Annual Meeting will begin at 1:00 p.m.  The 2010 Annual Meeting will commence at approximately 2:00 p.m.  The purposes of the meeting are to: (1) Elect eight (8) directors to our board of directors and (2) Transact such other business as may properly come before the 2010 Annual Meeting or any adjournments thereof.  The board of directors recommends a vote FOR the election of its nominees for directors, Mr. Boeding, Mr. Boyle, Mr. Eastman, Mr. Kuhlers and Mr. Retterath.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.  If you have any questions regarding the information in the proxy statement or regarding completion of the enclosed proxy card, please call the Company at (563) 238-5555.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Members to be held on Tuesday, March 30, 2010:  The Company’s Annual Report for its fiscal year ended December 31, 2009, the 2010 Proxy Statement, and the 2010 Proxy Card are also available online at www.homelandenergysolutions.com.  No information is required from members to view and print the information made available on the Company’s website relating to the 2010 Annual Meeting.

Only members listed on the Company’s records at the close of business on March 2, 2010 are entitled to receive notice of the 2010 Annual Meeting and to vote at the 2010 Annual Meeting and any adjournments thereof.  If you need directions to the location of the 2010 Annual Meeting in order to attend and vote in person, please contact the Company by telephone at (563) 238-5555 or by e-mail at info@etoh.us.

All members are cordially invited to attend the 2010 Annual Meeting in person.  However, to assure the presence of a quorum, the board of directors requests that you promptly sign, date and return the enclosed proxy card, which is solicited by the board of directors, whether or not you plan to attend the meeting.  The proxy will not be used if you attend the 2010 Annual Meeting and vote in person.  Only proxies received prior to 5:00 p.m. on Friday, March 26, 2010, will be counted.  You may fax the enclosed proxy card to the Company at (563) 238-5557 or mail it to the Company at:

Homeland Energy Solutions, LLC

Attn: Jeff Grober

2779 Highway 24

Lawler, Iowa 52154

By order of the board of directors,

/s/ Stephen K. Eastman

Stephen K. Eastman
Chairman of the Board

Lawler, Iowa
March 10, 2010

Homeland Energy Solutions, LLC

2779 Highway 24

Lawler, Iowa 52154

Proxy Statement

2010 Annual Meeting of Members

Tuesday, March 30, 2010

SOLICITATION AND VOTING INFORMATION

The enclosed proxy is solicited by the board of directors of Homeland Energy Solutions, LLC (the “Company”) for use at the annual meeting of members of the Company to be held on Tuesday, March 30, 2010, and at any adjournment thereof (the “2010 Annual Meeting”).  The 2010 Annual Meeting will be held at the Starlite Ballroom, 417 East Grove Street, Lawler, Iowa 52154.  Registration will begin at 1:00 p.m. and the meeting will commence at 2:00 p.m.  This solicitation is being made by mail, however the Company may also use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from the members in person or by telephone, facsimile or letter.  Distribution of this proxy statement and the proxy card is scheduled to begin on or about March 10, 2010, at which time the proxy statement and proxy card will also be available for printing and viewing at the Company’s website (www.homelandenergysolutions.com).

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:                                  Why did I receive this proxy statement?

A:                                   The board of directors is soliciting your proxy to vote at the 2010 Annual Meeting because you were a member of the Company at the close of business on March 2, 2010, the record date, and are entitled to vote at the meeting.

Q:                                  When and where is the 2010 Annual Meeting?

A:                                   The 2010 Annual Meeting will be held on Tuesday, March 30, 2010, at the Starlite Ballroom, 417 East Grove Street, Lawler, Iowa 52154.  Registration will begin at 1:00 p.m.  The 2010 Annual Meeting will commence at 2:00 p.m.

Q:                                  What am I voting on?

A:                                   You are voting on the election of eight directors to sit on the Company’s board of directors.  The board of directors recommends a vote FOR its nominees for director, Mr. Boeding, Mr. Boyle, Mr. Eastman, Mr. Kuhlers and Mr. Retterath.

Q:                                  How many votes do I have?

A:                                   On any matter which may properly come before the meeting, each member entitled to vote will have one vote for each membership unit owned of record by such member as of the close of business on March 2, 2010.

Q:                                  What is the voting requirement to elect the directors at the 2010 Annual Meeting?

A:                                   There are fourteen nominees for director and there are eight board seats up for election at the 2010 Annual Meeting.  The 2010 Annual Meeting is the first annual meeting where directors will be elected by the members.  The Company’s operating agreement provides that at the first annual meeting where directors are elected, the Company will split the board of director’s seats into three groups.  Each group will serve for staggered three year terms.  These three groups will be called Group I, Group II and Group III.  There are two Group I director seats, three Group II director seats and three Group III director seats.  In order to create the staggered terms, Group I directors will serve an initial term of one year, Group II directors will serve an initial term of two years, and Group III directors will serve an initial term of three years.  After the initial terms expire, the Group I, Group II and Group III board of director seats will stand for election for three year terms.  Therefore, approximately one-third of the director seats will be up for election at each annual meeting following the 2010 Annual Meeting.

Of the fourteen nominees running for a seat on the Company’s board of directors, the three nominees who receive the greatest number of votes will be elected Group III directors, the nominees who receive the next three greatest number of votes in the election will be elected Group II directors, and the two nominees who receive the next two greatest number of votes in the election will be elected Group I directors.  Each member who is eligible to vote in the director election will receive a total of eight votes for each membership unit owned on March 2, 2010.

Directors are elected by a plurality vote, and therefore, abstentions will not be counted for or against any director nominee.  Members do not have cumulative voting rights for the election of directors.

Q:                                  Do I have dissenter’s rights?

A:                                   Pursuant to Section 6.19 of the Company’s operating agreement, members have no dissenter’s rights.  Dissenters’ rights are generally the right of a security holder to dissent from and obtain the fair value of their securities in certain events, such as mergers, share exchanges, and certain amendments to a company’s governance agreements.

Q:                                  How many membership units are outstanding?

A:                                   On March 2, 2010, the record date, there were 91,445 outstanding membership units.  This means that there may be 91,445 votes on any matter presented to the members.

Q:                                  What constitutes a quorum?

A:                                   The presence of members holding 30% of the total outstanding membership units, or 27,434 membership units, constitutes a quorum.  If you submit a properly executed proxy card, then you will be counted as part of the quorum.

Q:                                  What is the effect of an abstention or if I withhold my vote?

A:                                   Because directors are elected by plurality vote, abstentions and withheld votes will not be counted either for or against any nominee.  Abstentions and withheld votes will be included when counting the units represented at the 2010 Annual Meeting to determine whether a sufficient number of the voting membership units are represented to establish a quorum.

Q:                                  How do I vote?

A:                                   Membership units can be voted only if the holder of record is present at the 2010 Annual Meeting, either in person or by proxy.  You may vote using either of the following methods:

•                  Proxy card.  The enclosed proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2010 Annual Meeting.  The membership units represented by each properly executed proxy card will be voted at the 2010 Annual Meeting in accordance with the member’s directions.  The Company urges you to specify your choices by marking the appropriate boxes on the enclosed proxy card.  After you have marked your choices, please sign and date the enclosed proxy card and return it in the enclosed envelope or fax it to the Company at (563) 238-5557.  If you sign and return the proxy card without specifying any choices, your membership units will be voted FOR the Company’s nominees for director, Mr. Boeding, Mr. Boyle, Mr. Eastman, Mr. Kuhlers and Mr. Retterath.  Your units will not be voted for the three additional director seats up for election.  In order for your vote to count, the Company must receive your proxy card by 5:00 p.m. local time on Friday, March 26, 2010.

•                  In person at the 2010 Annual Meeting.  All members of record as of March 2, 2010 may vote in person at the 2010 Annual Meeting.

Q:                                  What can I do if I change my mind after I vote my units?

A:                                   You may revoke your proxy by:

•                  Voting in person at the 2010 Annual Meeting;

•                  Giving either personal or written notice of the revocation to Walter Wendland, Chief Executive Officer of Homeland Energy Solutions, LLC, at the Company’s offices at 2779 Highway 24, Lawler, Iowa 52154 no later than 5:00 p.m. local time on Friday, March 26, 2010; or

•                  Giving either personal or written notice of the revocation to the Company’s CEO, Walter Wendland, or CFO, Jeff Grober, at the commencement of the 2010 Annual Meeting.

Q:                                  What happens if I mark too few or too many boxes on the proxy card?

A:                                   If you do not mark any choices on the proxy card, then the proxies will vote your units FOR the Company’s nominees for director, Mr. Boeding, Mr. Boyle, Mr. Eastman, Mr. Kuhlers and Mr. Retterath and no votes will be cast for the additional three director seats that are up for election.  You may wish to vote for only specific director nominees.  In this case, your vote will only be counted for the director nominee(s) you have selected.  If you mark contradicting choices on the proxy cards, such as both for and withhold for a nominee, your votes will not be counted with respect to the director nominee for whom you marked contradicting choices.  If you vote for more than the specified number of nominees, your votes will not be counted with respect to ANY of the nominees you have selected.  However, each executed proxy card will be counted for purposes of determining whether a quorum is present at the meeting.

Q:                                  Who may attend the 2010 Annual Meeting?

A:                                   All members as of the close of business on the record date may attend the 2010 Annual Meeting.

Q:                                  What is the record date for the 2010 Annual Meeting?

A:                                   The record date for the 2010 Annual Meeting is March 2, 2010.

Q:                                  Who will count the vote?

A:                                   The Company’s Chief Financial Officer, Jeff Grober, and Financial Assistant, Becky Williams, will act as inspectors of the election and will count the votes.

Q:                                  How do I nominate a candidate for election as a director at next year’s annual meeting?

A:                                   The Company plans to hold director elections at next year’s annual meeting.  Nominations for director seats will be made by a nominating committee appointed by the board of directors.  In addition, a member can nominate a candidate for director by following the procedures explained in Section 5.3(b) of the Company’s operating agreement.  Section 5.3(b) of the Company’s operating agreement requires that written notice in the form set forth in the operating agreement of a member’s intent to nominate an individual for director must be given, either in person or by United States mail, postage prepaid, to the Secretary of the Company not less than 120 calendar days prior to the anniversary of the date the Company’s proxy statement was released in connection with the previous year’s annual meeting.  These procedures are described below in the question “When are member proposals and director nominations due for the 2011 annual meeting?”

Q:                                  What is a member proposal?

A:                                   A member proposal is your recommendation or requirement that the Company and/or the board of directors take action, which you intend to present at a meeting of the Company’s members.  Your proposal should state as clearly as possible the course of action that you believe the Company should follow.  If your proposal is included in the Company’s proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card.  The deadlines and procedures for submitting member proposals are explained in the following question and answer.  The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:                                  When are member proposals and director nominations due for the 2011 annual meeting?

A:                                   In order to be considered for inclusion in next year’s proxy statement, member proposals, including director nominations, must be submitted in writing to the Company by November 10, 2010 (120 calendar days prior to the anniversary of the date that the Company’s proxy statement was released in connection with this year’s annual meeting).  The Company suggests that proposals for the 2011 annual meeting of the members be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2011 annual meeting of members without including such proposal in the Company’s proxy statement, must provide the Company notice of such proposal no later than January 24, 2011 (45 calendar days prior to the anniversary of the date that the Company’s proxy statement was released in connection with this year’s annual meeting).  The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2011 annual meeting by January 24, 2011, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion.  However, if the Company does receive notice of a member proposal intended to be submitted to the 2011 annual meeting by January 24, 2011, then the persons named on the proxy card may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.

Q:                                  Who is paying for this proxy solicitation?

A:                                   The entire cost of this proxy solicitation will be borne by the Company.  The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

PROPOSAL TO BE VOTED UPON

PROPOSAL ONE

Election of Directors

Following our 2010 Annual Meeting, the Company’s board of directors will be comprised of eight elected director positions and three appointed director positions.  These three appointed director positions will not stand for election at any meeting of the members, but instead are chosen by certain large unit holders.  The board of directors is currently comprised of six initial directors and three appointed directors.  The terms of these initial directors end with the first annual meeting of members following substantial completion of the construction of the Company’s ethanol plant.  The ethanol plant was completed in April 2009.

The Company’s operating agreement provides that at the first annual meeting where directors are elected, the Company will split the board of director’s seats into three groups with staggered three year terms.  These three groups will be called Group I, Group II and Group III.  There are two Group I director seats, three Group II director seats and three Group III director seats.  In order to create the staggered terms, Group I directors will serve an initial term of one year, Group II directors will serve an initial term of two years and Group III directors will serve an initial term of three years.  After the initial terms expire, the Group I, Group II and Group III board of director seats will stand for election to three year terms.  Therefore, approximately one-third of the director seats will be up for election at each annual meeting following the 2010 Annual Meeting.

There are fourteen nominees for director and there are eight board seats up for election at the 2010 Annual Meeting.  The nominees are: James Boeding, Patrick Boyle, Jerry Calease, Donovan Drenth, Matthew Driscoll, Stephen Eastman, Maurice Hyde, Chad Kuhlers, Robert Lynch, Christine Marchand, Jerry Reicks, Bernard Retterath, Duane Schwickerath, and Loras Wolfe.  The personal biographies of each of these nominees are set out below in the section entitled “Nominee Directors.”  Of the fourteen nominees running for a seat on the Company’s board of directors, the three nominees who receive the greatest number of votes will be elected Group III directors, the nominees who receive the next three greatest number of votes in the election will be elected Group II directors, and the two nominees who receive the next two greatest number of votes in the election will be elected Group I directors.  The six nominees who receive the six least number of votes in the director election will not be elected to the board of directors.

Required Vote and Board Recommendation

Each member who is eligible to vote in the director election will receive a total of eight votes for each unit the member owns.  As indicated on the proxy card, if you do not mark any choices for directors on the proxy card, then your votes will be cast FOR the Company’s nominees, Mr. Boeding, Mr. Boyle, Mr. Eastman, Mr. Kuhlers and Mr. Retterath, and no votes will be cast for the remaining three director seats up for election.  Abstentions for director elections will not be counted either for or against any nominee because directors are elected by plurality vote, meaning that the persons receiving the greatest number of votes relative to the other nominees will be elected.  If you mark fewer than eight choices on the proxy card, the proxies will vote your units ONLY for the nominees you have selected.  If you mark contradicting choices on the proxy card, such as both for and withhold for a nominee, your votes will not be counted with respect to the director nominee that you marked contradicting choices for.  If you vote for more than eight nominees, your votes will not be counted with respect to ANY of the nominees you have selected.  If any nominees should withdraw or otherwise become unavailable, which is not expected, such nominee’s votes will be disregarded in determining which nominees received the greatest number of votes.  Members who neither submit a proxy card nor attend the meeting will not be counted as either a vote for or against any nominee in the election of directors.  Anyone who submits an executed proxy card will be treated as present at the meeting for purposes of determining a quorum.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTORS

Nominee Directors

James Boeding, Vice Chairman, Director and Nominee, Age 63.  Mr. Boeding has served as a director of the Company from our inception to the present, and held the office of Vice President from our inception through December 15, 2008, at which point his title shifted to Vice Chairman, which more accurately describes his role on the board of directors.  Mr. Boeding’s term as an initial director of the Company ends on the date of our 2010 Annual Meeting.  In addition to his service to the Company, Mr. Boeding has been a farm owner and manager for an 800 acre grain and hay farm, a portion of which has operated organically from 1974 to the present,   During the Vietnam War, Mr. Boeding also served as a finance specialist in the United States Military dealing with payroll and various other accounting duties. Mr. Boeding is currently serving on the board of directors for Golden Grain Energy, LLC, a publicly reporting company.  Mr. Boeding has consented to serving on our board of directors if he is elected.  Mr. Boeding was selected as a nominee based on his prior involvement with the Company and the ethanol industry, and his past agricultural and business experience.

Patrick Boyle, VP Project Development, Director and Nominee, Age 55.  Mr. Boyle has served as a director and Vice President of Project Development since our inception. Mr. Boyle’s term as an initial director of the Company ends on the date of our 2010 Annual Meeting.  In addition to his service to the Company, Mr. Boyle has served as the Business Development Manager for Hawkeye REC, a local utility company from 2000 to the present.  In the past he has been a consultant with the U.S. Foreign Aid Department in Russia organizing, structuring and forming agricultural cooperatives and free enterprise entities after the breakup of the collective farm system. Mr. Boyle serves on many local and state boards, and is the Iowa representative on the NRECA National Task Force for Health Care Reform.  Mr. Boyle has consented to serving on our board of directors if he is elected.  Mr. Boyle was selected as a nominee based on his prior involvement with the Company and his past agricultural and business experience.

Jerry Calease, Nominee, Age 57.   Mr. Calease is a director nominee who has not previously served on the Company’s board of directors.  For the past 37 years, Mr. Calease has owned and operated a corn and soybean farming operation in Bremer County, Iowa.  Mr. Calease has been a certified crop advisor for over 10 years and a Douglas township trustee for over 20 years.  Mr. Calease also serves on the board of directors of Golden Grain Energy, LLC, a publicly reporting company, and Butler-Bremer Communications, a private company.  Mr. Calease has consented to serving on our board of directors if he is elected.  Mr. Calease was selected as a nominee based on his prior agricultural, ethanol and business experience.

Donovan Drenth, Nominee, Age 49.  Mr. Drenth is a director nominee who has not previously served on the Company’s board of directors.  Mr. Drenth has been self-employed as a farmer for the last 31 years.  Mr. Drenth currently has one full-time employee and several part-time employees.  Mr. Drenth serves on the board of directors of Innovative Ag Services, a private company.  Mr. Drenth has consented to serving on our board of directors if he is elected.  Mr. Drenth was selected as a nominee based on his prior agricultural and business experience.

Matthew Driscoll, Nominee, Age 30.  Mr. Driscoll is a director nominee who has not previously served on the Company’s board of directors.  From 2001 until 2009, Mr. Driscoll was a financial advisor for Tuve Investments, Inc. of Waterloo, Iowa.  In 2009, Mr. Driscoll first was employed by MidWestOne Financial Group of Cedar Falls Iowa from January 2009 until March 2009.  Since June 2009, Mr. Driscoll has been employed by Christensen and Driscoll Financial Services, Inc.  In each of his previous positions, Mr. Driscoll has provided financial investment advice to individuals and businesses.  Mr. Driscoll also sits on the board of directors of Christensen and Driscoll Financial Services, Inc., a private company.  Mr. Driscoll has consented to serving on our board of directors if he is elected.  Mr. Driscoll was selected as a nominee based on his prior financial and business experience.

Stephen Eastman, Chairman, Director and Nominee, Age 40. Mr. Eastman served as a director of the Company since our inception.  Mr. Eastman served as our President from our inception through December 15, 2008 when the Company executed the Management Services Agreement with Golden Grain Energy, LLC.  As of December 15, 2008, Mr. Eastman was appointed to the office of Chairman of the Company’s board of directors.  Mr. Eastman’s term as an initial director of the Company ends on the date of our 2010 Annual Meeting.  In addition to his service to the Company, from 1987 to the present, Mr. Eastman has been the Manager/Owner of the family-owned Farmers Feed and Grain located in Riceville, Iowa. Mr. Eastman also operates a corn and soybean enterprise along with a 400 head cattle feedlot through the support and help of his family.  Mr. Eastman has consented to serving on our board of directors if he is elected.  Mr. Eastman was selected as a nominee based on his prior involvement with the Company, the ethanol industry, and his past agricultural and business experience.

Maurice Hyde, Nominee, Age 64.  Mr. Hyde is a director nominee who has not previously served on the Company’s board of directors.  From 2005 until 2007, Mr. Hyde was the President and CEO of United Suppliers, Inc. of Eldora, Iowa.  Since 2007, Mr. Hyde has been a consultant for United Suppliers, Inc. assisting in the transition of the new CEO following Mr. Hyde’s retirement.  United Suppliers, Inc. is an agriculture wholesale and retail input company with distribution in 17 Midwest states with annual sales in excess of $1 billion and approximately 650 employees.  Mr. Hyde is also a director of Hardin County Saving Bank, a private company, and the Iowa River Railroad, a private company.  Mr. Hyde has consented to serving on our board of directors if he is elected.  Mr. Hyde was selected as a nominee based on his prior agricultural and business experience.

Chad Kuhlers, Plant Manager, Director and Nominee, Age 38.  Mr. Kuhlers has served as a director of the Company since our inception.  Mr. Kuhler’s term as an initial director of the Company ends on the date of our 2010 Annual Meeting.  In addition, Mr. Kuhlers has served as our Plant Manager under the Management Services Agreement with Golden Grain Energy, LLC since December 2008.  Mr. Kuhlers has also been the Plant Manager for Golden Grain Energy, LLC since 2004.  Prior to his employment with Golden Grain Energy, Mr. Kuhlers was the Operations Manager for the Koch Hydrocarbon’s Medford,

Oklahoma Fractionator from 1994 until 2004.  Mr. Kuhlers has also been employed as a Project Engineer for Koch Refining Company in Corpus Christi, Texas.  Mr. Kuhlers sits on the board of directors of CEK Investments, Inc., a private company.  Mr. Kuhlers has consented to serving on our board of directors if he is elected.  Mr. Kuhlers was selected as a nominee based on his prior involvement with the Company, the ethanol industry, and his past agricultural and business experience.

Robert Lynch, Nominee, Age 58.  Mr. Lynch is a director nominee who has not previously served on the Company’s board of directors.  Since 1970, Mr. Lynch has been employed as an assistant manager and controller of Five Star Cooperative of New Hampton, Iowa.  Five Star Cooperative is an agricultural cooperative with approximately $350 million in annual sales, approximately 135 full-time employees and approximately 100 part-time employees.  Five Star Cooperative has 18 locations.  Mr. Lynch is responsible for all accounting for the company.  Mr. Lynch also serves on the Iowa Department of Agriculture’s Grain Review Panel.  Mr. Lynch has consented to serving on our board of directors if he is elected.  Mr. Lynch was selected as a nominee based on his prior agricultural, financial and business experience.

Christine Marchand, Nominee, Age 32.  Ms. Marchand is a director nominee who has not previously served on the Company’s board of directors.  On December 15, 2008, the board of directors appointed Ms. Marchand as Treasurer/Chief Financial Officer of the Company pursuant to the Management Services Agreement.  Ms. Marchand resigned as the Company’s Treasurer/Chief Financial Officer as of January 1, 2010.  Ms. Marchand also serves as the Chief Financial Officer for Golden Grain Energy, LLC, where she has held that position since 2005.  Prior to her employment at Golden Grain Energy, LLC, Ms. Marchand was the controller at Kiefer Built, LLC and was an accountant for a public accounting company.  Ms. Marchand is a Certified Public Accountant.  Ms. Marchand has consented to serving on our board of directors if she is elected.  Ms. Marchand was selected as a nominee based on her prior involvement with the Company and the ethanol industry and her past agricultural, accounting and business experience.

Jerry Reicks, Nominee, Age 58.  Mr. Reicks is a director nominee who has not previously served on the Company’s board of directors.  Since 1971, Mr. Reicks has been employed as a farmer in Cresco, Iowa.  In addition, Mr. Reicks is employed as a school bus driver in Cresco.  Mr. Reicks currently sits on the board of directors of the Winn-Coop in Decorah, Iowa.  Mr. Reicks is also the Treasurer/Secretary of the Winn-Coop.  Mr. Reicks has consented to serving on our board of directors if he is elected.  Mr. Reicks was selected as a nominee based on his prior agricultural and business experience.

Bernard Retterath, Director and Nominee, Age 70.  Mr. Retterath has served as a director of the Company from our inception to the present, and held the office of Treasurer from our inception through December 15, 2008, when the Company executed the Management Services Agreement with Golden Grain Energy, LLC.  Mr. Retterath’s term as an initial director of the Company ends on the date of our 2010 Annual Meeting.  In addition to his service to the Company, Mr. Retterath has operated farming and trucking operations in Mitchell County Iowa, called B & B Farms and B & B Trucking, from 2003 to the present.  Mr. Retterath previously served in the Army Division of the United States Military.  Mr. Retterath has consented to serving on our board of directors if he is elected.  Mr. Retterath was selected as a nominee based on his prior involvement with the Company, the ethanol industry and his past agricultural and business experience.

Duane Schwickerath, Nominee, Age 49.  Mr. Schwickerath is a director nominee who has not previously served on the Company’s board of directors.  Since 1978, Mr. Schwickerath has been self-employed as a farmer.  Mr. Schwickerath has consented to serving on our board of directors if he is elected.  Mr. Schwickerath was selected as a nominee based on his prior agricultural and business experience.

Loras Wolfe, Nominee, Age 63.  Mr. Wolfe is a director nominee who has not previously served on the Company’s board of directors.  Since 1973, Mr. Wolfe has been the owner of L & S Ag Center, Inc. located in Worthington, Iowa.  L & S Ag Center, Inc. buys and sells grains, grinds and mixes feed for sale and has 12 employees.  Mr. Wolfe has consented to serving on our board of directors if he is elected.  Mr. Wolfe was selected as a nominee based on his prior agricultural and business experience.

Appointed Directors

Leslie Hansen, Appointed Director, Age 56.  Ms. Hansen has served as a director of the Company since her appointment by Golden Grain Energy, LLC on December 3, 2007, pursuant to Golden Grain’s right of appointment under Section 5.3(f) of our operating agreement.  Ms. Hansen will serve indefinitely as a director on the Company’s board of directors at the pleasure of Golden Grain Energy for so long as it satisfies the conditions of Section 5.3(f) of the Company’s operating agreement.  In addition to her service to the Company, Ms. Hansen also sits on the board of directors of Golden Grain Energy, LLC, a publicly reporting company.  Ms. Hansen has served as the Vice President/CFO of Precision of New Hampton, Inc. from 1986 to the present, where she performs managerial and financial duties.  From 2002 to the present, Ms. Hansen has also served as Vice

President/CFO of Hotflush, Inc., where she performs accounting and tax preparation duties.  In addition, Ms. Hansen is the President of Sizzle X, Inc., an investment firm located in New Hampton, Iowa.

Edward Hatten, Appointed Director, Age 64.  Mr. Hatten has served as a director of the Company since he was appointed by Steven Retterath to the board of directors on December 3, 2007, pursuant to Mr. Retterath’s right of appointment under Section 5.3(f) of the Company’s operating agreement.  Mr. Hatten will serve indefinitely as a director on the Company’s board of directors at the pleasure of Mr. Retterath for so long as he satisfies the conditions of Section 5.3(f) of the Company’s operating agreement.  Mr. Hatten has been retired for over five years following a career in the crop protection industry, where he owned and operated Northland Helicopters, Inc, headquartered in Stacyville, Iowa.  Northland Helicopters offered pesticide protection services to area farmers and other agricultural producers.

Steven Retterath, Appointed Director, Age 66.   Mr. Retterath has served as a director of the Company since he appointed himself to the position on December 3, 2007, pursuant to his right of appointment under Section 5.3(f) of the Company’s operating agreement.  Mr. Retterath will serve indefinitely as a director on the Company’s board of directors at his pleasure for so long as he satisfies the conditions of Section 5.3(f) of the Company’s operating agreement.  Mr. Retterath has been retired since 2002 from a long career in the industrial crane rental business.  Prior to his retirement, he was the principal owner and President of General Crane, Inc., an industrial crane rental business headquartered in Pompano Beach, Florida.

Executive Officers and Significant Employees

Walter Wendland, President/Chief Executive Officer, Age 54.  On December 15, 2008, the board of directors appointed Mr. Wendland as President/Chief Executive Officer of the Company, pursuant to the Management Services Agreement.  Mr. Wendland is anticipated to hold the office of President/Chief Executive Officer until the earlier of the termination or expiration of the Management Services Agreement.  In addition to his service to the Company, Mr. Wendland also serves as the President and Chief Executive Officer of Golden Grain Energy, LLC, where he has held that position since 2004.  For the past five years, he has also owned and managed a 1,400-acre farm.  Mr. Wendland also serves as a director for BioGold Fuel Corporation, a private company, director and board secretary of Renewable Products Marketing Group (RPMG), a private company, director for Guardian Eagle Investments, a private company, director and member of the risk management committee of Guardian Energy, a private company, serves on the advisory committee of Ethanol Risk Management SPC and chairman of the Casualty Risk Control committee.  Mr. Wendland is also involved in several industry organizations.  Mr. Wendland presently serves as Vice President and director for the Iowa Renewable Fuels Association and serves on the executive committee and is a director of the national Renewable Fuels Association.

Jeffrey Grober, Treasurer/Chief Financial Officer, Age 47.  Mr. Grober was appointed as our Treasurer and Chief Financial Officer as of January 1, 2010.  He is responsible for overseeing all financial aspects of the Company.  Prior to accepting the CFO position with the Company, from December 1995, Mr. Grober was the Chief Operating Officer and Chief Financial Officer of IndyBake Products of Terre Haute Indiana.  Mr. Grober was responsible for overseeing the daily operations of the company and all financial aspects of the company.  Mr. Grober will continue as the Company’s CFO at the pleasure of the board of directors.

Stan Wubbena, Commodity Manager, Age 57.  Mr. Wubbena was hired as the Company’s Commodity Manager in October 2008.  Mr. Wubbena is responsible for coordinating the purchase of all of the corn the Company uses to produce ethanol and distiller’s grains.  Prior to his employment with the Company, from March 1987 until October 2008, Mr. Wubbena was employed by Agri Grain Marketing/AGRI Bunge in McGregor, Iowa as a Terminal Elevator Manager.  In his position with AGRI Bunge, Mr. Wubbena was responsible for managing the grain facility, purchasing grain and hedging grain.  The facility that Mr. Wubbena managed purchased approximately 35-44 million bushels of grain per year.  Mr. Wubbena will continue as the Company’s Commodity Manager at the pleasure of the board of directors.

Kevin Howes, Operations Manager, Age 39.  Mr. Howes was hired as the Company’s Operations Manager in November 2008.  Mr. Howes is responsible for all of the ethanol plant operations, including grain handling, product loadout, production, maintenance, and our laboratory.  Mr. Howes supervises 32 of the Company’s full time employees.  Prior to his employment with the Company, from August 2007 until November 2008, Mr. Howes was the Senior Project Engineer for Best Energies in Madison, Wisconsin.  Mr. Howes was in charge of business development and technical support for biodiesel operations and corn oil recovery systems.  From January 2005 until August 2007, Mr. Howes was the Technical Manager of the Poet Biorefining ethanol plant in Coon Rapids, Iowa.  Mr. Howes was responsible for plant operations including the operations and laboratory staff of 20 full time employees.  Mr. Howes will continue as the Company’s Operations Manager at the pleasure of the board of directors.

Family Relationship Between Directors and Executive Officers

Two of our directors, Bernard Retterath and Steven Retterath are brothers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Beneficial ownership is determined in accordance with the rules of the SEC.  Except as indicated by footnote, a person named in the table below has sole voting and sole investment power for all units beneficially owned by that person.  Each of our 5% owners can be contacted at the Company’s address, Homeland Energy Solutions, LLC, 2779 Highway 24, Lawler, Iowa 52154.

As of March 10, 2010 the following beneficial owners owned or held 5% or more of our outstanding units:

Title of Class	Name of Beneficial Owners	Amount and Nature of Beneficial Owner	Percent of Class
Membership Units	Steven Retterath	25,460 units	27.84%
Membership Units	Golden Grain Energy, LLC	5,000 units	5.47%

SECURITY OWNERSHIP OF MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC.  Except as indicated by footnote, a person named in the table below has sole voting and sole investment power for all units beneficially owned by that person. Each of our directors, nominees, and executive officers can be contacted at the Company’s address, Homeland Energy Solutions, LLC, 2779 Highway 24, Lawler, Iowa 52154.

As of March 10, 2010, members of our board of directors, nominees and certain of our named executive officers own units as follows:

Title of Class	Name of Beneficial Owners	Amount and Nature of Beneficial Owner	Percent of Class
Membership Units	James Boeding, Director and Nominee	975 units	1.07%
Membership Units	Patrick Boyle, Director and Nominee	150 units	*
Membership Units	Jerry Calease, Nominee (1)	250 units	*
Membership Units	Steven Dietz, Director	100 units	*
Membership Units	Donovan Drenth, Nominee	50 units	*
Membership Units	Matthew Driscoll, Nominee (2)	25 units	*
Membership Units	Stephen Eastman, Director and Nominee(3)	612 units	*
Membership Units	Jeffrey Grober, Chief Financial Officer	0 units	*
Membership Units	Leslie Hansen, Appointed Director(4)	2,133 units	2.33%
Membership Units	Edward Hatten, Appointed Director	300 units	*
Membership Units	Kevin Howes, Operations Manager	0 units	*
Membership Units	Maurice Hyde, Nominee	100 units	*
Membership Units	Chad Kuhlers, Director, Nominee and Plant Manager (5)	100 units	*
Membership Units	Robert Lynch, Nominee	25 units	*
Membership Units	Christine Marchand, Nominee(6)	25 units	*
Membership Units	Jerry Reicks, Nominee (7)	25 units	*
Membership Units	Bernard Retterath,(8) Director and Nominee	575 units	*
Membership Units	Steven Retterath, Appointed Director	25,460 units	27.84%
Membership Units	Duane Schwickerath, Nominee	50 units	*
Membership Units	Walter Wendland(9) Chief Executive Officer	100 units	*
Membership Units	Loras Wolfe, Nominee	500 units	*
Membership Units	Stan Wubbena, Commodity Manager	0 units	*
	Totals:	31,555 units	34.51%

(*) Indicates that the membership units owned represent less than 1% of the outstanding units.

(1) Mr. Calease jointly owns these 250 units with his spouse.  Mr. Calease shares investment and voting power with respect to these 250 units with his spouse.

(2) Mr. Driscoll jointly owns these 25 units with his spouse and mother.  Mr. Driscoll shares investment and voting power with respect to these 25 units with his spouse and his mother.

(3) Mr. Eastman beneficially owns 600 units jointly with his spouse.  Mr. Eastman shares voting and investment power with respect to these 600 units with his spouse.

(4) Ms. Hansen beneficially owns 980 units through Sizzle X, Inc. with her spouse, 1,103 units through Precision Employee Investment Fund, and 50 units jointly with her spouse.  Ms. Hansen has sole voting and investment power with respect to 1,030 of these units and shares voting and investment power with respect to the remaining 1,103 units.

(5) Mr. Kuhlers beneficially owns indirectly 100 units through his ownership of CEK Investments, Inc.  Mr. Kuhlers shares voting and investment power with respect to these 100 units with his spouse.

(6) Ms. Marchand owns 25 units indirectly through Marchand Investments, Inc. with her spouse.  Ms. Marchand shares voting and investment power with respect to these 25 units with her spouse.

(7) Mr. Reicks jointly owns these 25 units with his spouse.

(8) Mr. B. Retterath beneficially owns 25 units individually and 550 units jointly with his spouse.  Mr. Retterath shares voting and investment power with respect to these 550 units with his spouse.

(9) Mr. Wendland owns 100 units jointly with his spouse.  Mr. Wendland shares voting and investment power with respect to these 100 units with his spouse.

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

The board of directors generally meets once per month.  The board of directors held twelve regularly scheduled meetings and three special meetings during the fiscal year ended December 31, 2009.  Each director attended at least 75% of the meetings of the board of directors, including committee meetings, during the fiscal year ended December 31, 2009, except for Edward Hatten.

The board of directors does not have a formalized process for holders of membership units to send communications to the board of directors. The board of directors feels this is reasonable given the accessibility of our directors.  Members desiring to communicate with the board of directors are free to do so by contacting a director.  The names of our directors and their phone numbers are listed on the Company’s website at www.homelandenergysolutions.com or are available by calling the Company’s office at (563) 238-5555.

The board of directors does not have a policy with regard to director attendance at annual meetings. Last year, all but one of the directors attended the Company’s annual meeting.  Due to this high attendance record, it is the view of the board of directors that such a policy is unnecessary.

Director Independence

As of December 31, 2009, all of our directors and director nominees are independent, as defined by NASDAQ Rule 5605(a)(2), with the exception of Mr. Boyle, Mr. Eastman, Mr. Kuhlers, Ms. Marchand and Mr. B. Retterath.  Mr. Eastman and Mr. B. Retterath are not considered independent due to the fact that they served as the Company’s Chief Executive Officer and Chief Financial Officer respectively, from the Company’s inception through December 15, 2008.  Mr. Eastman is not considered independent because of his ownership of a grain elevator that the Company purchased corn and miscellaneous materials from during the Company’s 2009 fiscal year.  Further, Mr. Eastman’s in-laws own and operate Lohuis Construction Inc.  Lohuis Construction built the Company’s scale house and administrative building.  Mr. Kuhlers is not considered independent due to his current position with the Company as Plant Manager.  Ms. Marchand is not considered independent because she was the Company’s CFO during the Company’s 2009 fiscal year pursuant to the Management Services Agreement.  Mr. Boyle is not considered independent due to his compensation arrangement under his development agreement with the Company.  In evaluating the independence of our directors, we considered the following factors as set forth in NASDAQ Rule 5605(a)(2): (i) the business relationships of our directors; (ii) positions our directors hold with other companies; (iii) family relationships between our directors and other individuals involved with the Company; (iv) transactions between our directors and the Company; and (v) compensation arrangements between our directors and the Company.

Board Leadership Structure and Role In Risk Oversight

The Company is managed by a President/Chief Executive Officer that is separate from the Chairman of the Company’s board of directors.  The board of directors has determined that its leadership structure is effective to create checks and balances between the executive officers of the Company and the board of directors.  The Company’s board of directors is actively involved in overseeing all material risks that face the Company, including risks related to changes in commodity prices.  The board of directors administers its oversight functions by reviewing the operations of the Company, by overseeing the executive officers’ management of the Company, and through its risk management committee.

Code of Ethics

The board of directors has adopted a Code of Ethics that sets forth standards regarding matters such as honest and ethical conduct, compliance with the law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the SEC and in other public communications.  The Code of Ethics applies to all of our employees, officers, and directors, including our Chief Executive Officer and Chief Financial Officer.  The Code of Ethics is available free of charge on written request to Homeland Energy Solutions, LLC, 2779 Highway 24, Lawler, Iowa 52154.

Audit Committee

The Company has a separately-designated standing audit committee.  The audit committee of the board of directors operates under a charter adopted by the board of directors in February 2009.  A copy of the audit committee charter is available on the Company’s website, www.homelandenergysolutions.com.  Under the charter, the audit committee must have at least three members.  Our audit committee members are Stephen Eastman, Steven Dietz and Leslie Hansen.  The audit committee held four meetings during the Company’s 2009 fiscal year.  Each of the members of the audit committee attended at least 75% of the audit committee meetings.

The audit committee is exempt from the independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities.  Our audit committee charter requires a majority of our audit committee to be “independent” in accordance with the definition provided for in such charter, and under such definition, a majority of the members of our audit committee are independent.   Nevertheless, all of our audit committee members are independent within the definition of independence provided by NASDAQ rules 5605(a)(2) and 5605(c)(2), with the exception of Mr. Eastman due to the fact that he previously served as our President and Chief Executive Officer prior to December 15, 2008 and his in-laws own a construction company that was hired to build the Company’s scale house and administrative building and the Company purchased corn and miscellaneous materials from a grain elevator owned by Mr. Eastman during the Company’s 2009 fiscal year.  The board believes allowing Mr. Eastman to serve on the audit committee is reasonable since Mr. Eastman is no longer an officer of the Company, he did not receive compensation for serving as an officer of the Company, and a majority of the audit committee members are independent as required by the Company’s audit committee charter.

Our board of directors has determined that we do not currently have an audit committee financial expert.  We do not have a financial expert serving on our audit committee because no member of our board of directors has the requisite experience and education to qualify as an audit committee financial expert as defined in Item 407 of Regulation S-K and the board has not yet created a new director position expressly for this purpose.  Our board of directors intends to consider such qualifications in future nominations to our board and appointments to the audit committee.

Audit Committee Report

The audit committee delivered the following report to the board of directors of the Company on March 3, 2010. The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the report by reference in any such document.

The audit committee reviews the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process.  The Company’s independent accountant is responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.  The committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2009.  The committee has discussed with Eide Bailly LLP, its independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The committee has received and reviewed the written disclosures and the letter to management from Eide Bailly LLP, as required by Rule 3526, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountants’ independence.  The committee has considered whether the provision of services by Eide Bailly LLP, not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-Q, are compatible with maintaining Eide Bailly LLP’s independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements referred to above be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2009.

Audit Committee
Leslie Hansen, Chair
Stephen Eastman
Steven Dietz

Independent Registered Public Accounting Firm

The audit committee is still considering proposals for the Company’s independent registered public accountants for the Company’s 2010 fiscal year.  A representative of Eide Bailly LLP is expected to be present at the 2010 Annual Meeting to respond to appropriate questions from the members and will have an opportunity to make a statement if they desire.

Audit Fees

The aggregate fees billed by the independent registered public accountants, Eide Bailly LLP, to the Company for the fiscal years ended December 31, 2009 and December 31, 2008 are as follows:

Category	Year	Fees
Audit Fees(1)	2009	$60,300
	2008	$51,625
Audit-Related Fees	2009	$0
	2008	$2,500
Tax Fees	2009	$14,600
	2008	$14,102
All Other Fees(2)	2009	$1,000
	2008	$0

(1)           Audit fees consist of fees for services rendered related to the Company’s fiscal year end audits, quarterly reviews, registration statement and related amendments.

(2)           All other fees includes fees billed for SEC related consulting.

Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by our Audit Committee pursuant to Company policy requiring such approval.

100% of all audit services, audit-related services and tax-related services were pre-approved by our Audit Committee.

Nominating Committee

The board of directors appointed Maurice Hyde, Zip Zeimetz and Gary Gorman to the nominating committee for the fiscal year ended December 31, 2009.  The nominating committee held one meeting during the fiscal year ended December 31, 2009 in order to nominate candidates for the 2010 Annual Meeting.  Each member of the nominating committee attended at least 75% of the nominating committee meetings.

The nominating committee oversees the identification and evaluation of individuals qualified to become directors and recommends to the board of directors the director nominees for each annual meeting of the members. The major responsibilities of the nominating committee are to:

•                  Identify, recruit and evaluate candidates for open director positions on the board of directors, including incumbent directors;

•                  Make recommendations to the board of directors concerning the composition of the board of directors, including its size and qualifications for membership;

•                  Develop a nomination process for director candidates;

•                  Annually recommend candidates to run for election or re-election to the board of directors; and

•                  Present to the board of directors, as necessary, candidates to fill vacancies on the board of directors.

The following list represents the types of criteria the nominating committee takes into account when identifying and evaluating potential nominees:

•                  Agricultural, business, legal, technical/engineering, accounting and financial background and experience;

•                  Community or civic involvement;

•                  Independence from the Company (i.e. free from any family, material business or professional relationship with the Company);

•                  Lack of potential conflicts of interest with the Company;

•                  A candidate’s reputation for integrity, good judgment, commitment and willingness to consider matters with objectivity and impartiality; and

•                  Specific needs of the existing board relative to any particular candidate so that the overall board composition reflects a mix of talents, experience, expertise and perspectives appropriate to the Company’s circumstances.

The nominating committee does not operate under a charter.  The nominating committee does not have a policy for receiving nominations for director positions from the Company’s members.  The Company believes this is reasonable because the Company’s operating agreement provides a procedure for the members to nominate individuals to stand for election as directors.  The nominating committee is exempt from the independence listing standards because the Company’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities.  However, each member of the nominating committee is independent under the NASDAQ definition of independence. The nominating committee does not have a formal policy regarding consideration of diversity in identifying director nominees, however, any member may nominate a director nominee pursuant to the procedures described below.

The Company’s board of directors and nominating committee personally solicited nominations for individuals to stand for election at the 2010 Annual Meeting.  The Company, through the nominating committee, received fourteen nominations from the members for nominees to stand for election to the Company’s board of directors at the 2010 Annual Meeting.

Member Nominations and Proposals for the 2011 Annual Meeting

Nominations for Director Positions

Notice of member nominations for the election of directors for the 2011 annual meeting must be submitted in writing to the Company by November 10, 2010  (120 calendar days prior to the anniversary date of the Company’s proxy statement released in connection with this year’s annual meeting), either by personal delivery or by United States Mail, postage prepaid, to the Secretary of the Company.  The Company suggests that nominations be submitted by certified mail-return receipt requested.

The notice of member nominations must contain: (i) the name and address of the member who intends to make the nomination; (ii) a representation that the member is a holder of units of the Company entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a director of the Company if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of our outstanding units that clearly sets forth the proposed candidate as a nominee of the director’s seat to be filled at the next election of directors.  If a presiding officer at a meeting of the members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded.  In addition, the Company may require any proposed nominee to furnish such other information that may be reasonably required to determine the eligibility of such nominee to serve as a director of the Company.

Member Proposals

In order to be considered for inclusion in our 2011 annual meeting proxy statement, member proposals must be submitted in writing to the Company by November 10, 2010 (120 calendar days prior to the anniversary of the date that the Company’s proxy statement was released in connection with this year’s annual meeting).  The Company suggests that proposals for the 2011 annual meeting of the members be submitted by certified mail, return receipt requested.

Members who intend to present a proposal at the 2011 annual meeting of members without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than January 24, 2011 (45 calendar days prior to the anniversary of the date that the Company’s proxy statement was released in connection with this year’s annual meeting). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2011 annual meeting by January 24, 2011, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion. However, if the Company does receive notice of a member proposal intended to be submitted to the 2011 annual meeting by January 24, 2011, then the persons named on the proxy card may vote on any such proposal in their discretion only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We engaged in the following transactions with related parties during our fiscal year ended December 31, 2009:

Management Services Agreement with Golden Grain Energy, LLC

Golden Grain Energy, LLC (“Golden Grain”) is currently the owner of 5,000 membership units, or 5.47% of the Company’s outstanding units.  On December 15, 2008, we entered into a Management Services Agreement with Golden Grain for the purpose of sharing certain management employees.  Pursuant to the Management Services Agreement, we agreed to split the costs of certain management employees with Golden Grain in an effort to reduce our administrative overhead costs.

The total costs that the Company incurred under the Management Services Agreement for fiscal year 2009 was approximately $560,000 and approximately $17,000 for fiscal year 2008.  Due to the numerous relationships that the members of the board of directors have with Golden Grain, the board formed a committee of disinterested members, who were charged with the task of reviewing the Management Services Agreement to ensure its terms were no less favorable than could have been agreed to in an arms length transaction.

The Company reimburses Golden Grain Energy, LLC for half of the cost of certain of Golden Grain Energy’s management employees.  The cost paid by the Company associated with some of these management employees who are related parties are as follows:

•                  The Company reimbursed Golden Grain $109,200 during the Company’s 2009 fiscal year and $4,550 during the Company’s 2008 fiscal year (including salary and benefits costs), with respect to the services of Walter Wendland, who is the Company’s President and CEO;

•                  The Company reimbursed Golden Grain $84,500 during the Company’s 2009 fiscal year and $3,520 during the Company’s 2008 fiscal year (including salary and benefits costs), with respect to the services of Christine Marchand, who was the Company’s Treasurer and CFO during our 2009 fiscal year and is currently a director nominee; and

•                  The Company reimbursed Golden Grain $128,700 during the Company’s 2009 fiscal year and $5,362 during the Company’s 2008 fiscal year (including salary and benefits costs), with respect to the services of Chad Kuhlers, who is the Company’s Plant Manager, an initial director of the Company and a director nominee.

Stephen Eastman, Chairman, Initial Director and Nominee

Our chairman and director, Stephen Eastman, owns and manages a grain elevator from which the Company purchases corn and miscellaneous materials.  During the Company’s fiscal year ended December 31, 2009, the Company made purchases of approximately $13,648,236 from Mr. Eastman’s grain elevator.  The Company believes that the purchases made were on terms no less favorable than the Company could receive from independent third parties.

Further, Mr. Eastman’s in-laws own Lohuis Construction Inc., a construction company that was hired to construct the Company’s administrative and scale house buildings.  The total amount paid to Lohuis Construction for these services was approximately $489,000.  These payments were made in 2008 and 2009.  The Company believes that the construction contracts with Lohuis Construction were made on terms that were no less favorable to the Company than the Company could have received from independent third parties.

Patrick Boyle, Initial Director, Vice President of Project Development and Nominee

Our initial director and Vice President of Project Development, Mr. Patrick Boyle, is also the Business Development Manager for Hawkeye REC, a local electric utility service provider.  We purchase electricity for the operation of our ethanol plant from Hawkeye REC.  The amount the Company paid to Hawkeye REC during our 2009 fiscal year was approximately $3,736,129.  The Company expects that the terms of its arrangement with Hawkeye REC are no less favorable than the Company could receive from independent third parties.

In addition, Mr. Boyle has received compensation from the Company in the amount of $40,000, paid half in 2008 and half in 2009, for his development services, as is set forth in his Project Development Agreement.

Walter Wendland, President and Chief Executive Officer

Walter Wendland is our President and Chief Executive Officer.  Mr. Wendland’s son, Kyle Wendland, is the owner of Comeback Farms Inc. which sold $187,600 in corn to the Company during the Company’s 2009 fiscal year.  The Company purchases corn from many area farms, including Comeback Farms Inc.  The Company believes that these corn purchases were on terms no less favorable than the Company could have received from an independent third party.

Related Party Transaction Review Policies and Procedures

The Company’s board of directors reviews all transactions with related parties, as that term is defined by Item 404 of SEC Regulation S-K, or any transaction in which related persons have an indirect interest.  The Company’s operating agreement includes a written policy that requires that any such related transaction be made on terms and conditions which are no less favorable to the Company than if the transaction had been made with an independent third party.  Further, the Company’s operating agreement requires our directors to disclose any potential financial interest in any transaction being considered by the board of directors.  The Company is not aware of any related party transactions that were approved during the Company’s 2009 fiscal year which did not comply with this policy.

EXECUTIVE COMPENSATION

Overview

The following individuals were part of our management team for our fiscal year ended December 31, 2009: Walter Wendland served as our Chief Executive Officer, Christine Marchand served as our Chief Financial Officer, Chad Kuhlers served as our Plant Manager, Stan Wubbena served as our Commodity Manager and Kevin Howes served as our Operations Manager.  Throughout this proxy statement, each of these individuals are referred to as the “named executive officers” or “executives.”  Effective as of January 1, 2010, Christine Marchand resigned as our Chief Financial Officer and Jeffrey Grober was appointed to serve as our Chief Financial Officer starting on January 1, 2010.  Subject to the terms of the Management Services Agreement discussed below, the Company sets the compensation paid to the named executive officers that are employees of the Company and Golden Grain sets the compensation paid to the named executive officers that are employees of Golden Grain.

Management Services Agreement

On December 15, 2008, we entered into a Management Services Agreement with Golden Grain Energy, LLC.  The purpose of this agreement was to share certain management resources between the Company and Golden Grain Energy.  During our fiscal year ended December 31, 2009, our Chief Executive Officer, Chief Financial Officer and Plant Manager were employees of Golden Grain.  Pursuant to the Management Services Agreement, we agreed to split the compensation costs associated with each of these named executive officers.  The compensation costs that are shared between the Company and Golden Grain include 50% of the base salaries and benefits of these individuals along with 50% of the employee costs for these individuals, including employee taxes, worker’s compensation insurance and mileage reimbursements.  The other named executive officers, Commodity Manager Stan Wubbena and Operations Manager Kevin Howes, are employees of the Company and are not shared with Golden Grain.  Further, Jeffrey Grober, who is our Chief Financial Officer effective as of January 1, 2010, is an employee of the Company and is not shared with Golden Grain.

Golden Grain’s employees receive bonuses and other forms of compensation that are directly related to the financial performance of Golden Grain.  Pursuant to the terms of the Management Services Agreement, the Company does not reimburse Golden Grain for these bonus costs.  The terms of the Management Services Agreement provide that the Company may pay bonuses to the employees of Golden Grain if it decides to do so.

Pursuant to the terms of the Management Services Agreement, the Company is obligated to reimburse Golden Grain for increases in the salaries of its employees that are shared with the Company to the extent of cost of living adjustments announced by the United States Department of Labor.  However, the Company can agree to any additional increase to the compensation paid to any of the shared employees, in which case, the Company would be responsible for reimbursing Golden Grain for 50% of the increased cost associated with the employee in question.

Executive Compensation Committee

In December 2009, we established an executive compensation committee.  James Boeding, Stephen Eastman and Edward Hatten sit on our executive compensation committee.  Each member of the executive compensation committee is independent under the NASDAQ definition of independence, with the exception of Mr. Eastman for the reasons described above.  The compensation committee does not operate under a charter.  During our 2009 fiscal year, the executive compensation committee did not meet as the executive compensation committee was created at the end of our 2009 fiscal year.

Going forward, the executive compensation committee of our board of directors has responsibility for establishing, implementing and regularly monitoring adherence to the Company’s compensation philosophy and objectives.  The executive compensation committee considers compensation paid to the Company’s employees, subject to the terms of the Management Services Agreement described above.

The executive compensation committee is responsible for exploring compensation arrangements for our senior management, including determining whether compensation paid to these members of our senior management is competitive.  The executive compensation committee is currently considering a compensation plan for senior management employees of the Company that would be tied to the financial performance of the Company.  No such plan has yet been implemented.

Executive Compensation

During our 2009 fiscal year, the Company’s board of directors reviewed the compensation paid to the Company’s management employees.  Going forward, we expect the compensation committee to perform this evaluation approximately annually.  The performance of each management employee whose compensation is set by the Company was discussed by the board of directors.  The board of directors received input and salary recommendations from our Chief Executive Officer regarding the management employees that report to him.  In addition, the board of directors received input and salary recommendations from our Plant Manager regarding the performance of the management employees that report to him.  Following these reports and recommendations, the board of directors approved changes in the salaries of the Company’s management employees.

In addition, the Company’s board of directors reviews management’s performance pursuant to the Management Services Agreement with Golden Grain approximately quarterly.  A part of this quarterly review includes decisions and approvals regarding compensation reimbursement by the Company to Golden Grain.

The Chief Executive Officer has been delegated authority to set compensation for certain management and non-management employees that report to him and to fulfill administrative duties related to compensation decisions of the Company’s board of directors.

Summary Compensation Table

The following table sets forth all compensation paid or payable by the Company during the last two fiscal years to our Chief Executive Officer, Chief Financial Officer, Plant Manager, Commodity Manager and Operations Manager.  However, Walter Wendland, Christine Marchand and Chad Kuhlers are employees of Golden Grain Energy, LLC.  The table below shows their total base salary paid by Golden Grain Energy, LLC.  Pursuant to the terms of the Management Services Agreement, the Company is only responsible for paying half of the total salary, benefits and other costs of these individuals during the term of the Management Services Agreement.  The footnote to the Summary Compensation Table lists the Company’s reimbursement obligations with respect to these named executive officers’ salaries.  Stan Wubbena and Kevin Howes are employees of the Company and 100% of their compensation is paid by the Company.  As of December 31, 2009, none of our directors or executive officers had any options, warrants, or other similar rights to purchase securities of the Company.

		Annual Compensation	Total Compensation
Name and Position	Fiscal Year	Salary ($)	($)
Walter Wendland, CEO(1)	2009	168,000	168,000
	2008	167,383	167,383
Christine Marchand, CFO(2)	2009	125,924	125,924
	2008	98,060	98,060
Chad Kuhlers, Plant Manager(3)	2009	198,000	198,000
	2008	195,231	195,231
Stan Wubbena, Commodity Manager	2009	116,000	116,000
	2008	25,385	25,385
Kevin Howes, Operations Manager	2009	126,000	126,000
	2008	10,416	10,416

(1) The Company reimbursed Golden Grain $4,550 during our 2008 fiscal year and $84,000 during our 2009 fiscal year for Mr. Wendland’s base salary for his services pursuant to the Management Services Agreement.

(2) The Company reimbursed Golden Grain $3,520 during our 2008 fiscal year and $65,000 during our 2009 fiscal year for Ms. Marchand’s base salary for her services pursuant to the Management Services Agreement.  Ms. Marchand resigned as our CFO effective January 1, 2010.

(3) The Company reimbursed Golden Grain $5,363 during our 2008 fiscal year and $99,000 during our 2009 fiscal year for Mr. Kuhlers’s base salary for his services pursuant to the Management Services Agreement.

None of the named executives who are employees of the Company, specifically, Stan Wubbena and Kevin Howes, has an employment agreement with the Company.  Therefore, these employees are at-will employees of the Company.  None of these employees currently have any type of deferred compensation or stock based compensation agreements with the Company.  However, the Company’s board of directors is considering implementing such a program.  None of these employees hold any options to purchase the Company’s units or any other rights to equity based compensation.  The Company provides a 401(k) retirement plan to each of its full-time employees, of which, Stan Wubbena and Kevin Howes are eligible to participate.

DIRECTOR COMPENSATION

During our fiscal year ended December 31, 2009, none of our directors received any compensation from the Company for sitting on our board of directors.  However, in December 2009, the board approved the payment of a fee to board members for their participation on the board of directors.  These fees will start being paid in April 2010.  Directors will receive $750 per month with the Chairman of the board of directors receiving $1,000 per month.  If directors attend the monthly board meeting by teleconference instead of in person, the director is entitled to $400 per month.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from our officers and directors, all Section 16(a) filings were made during the Company’s 2009 fiscal year.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company’s annual report to the Securities and Exchange Commission on Form 10-K, including the financial statements and the notes thereto, for the fiscal year ended December 31, 2009, accompanies this proxy statement.

The Company has elected to comply with the Internet Availability of Proxy Materials rules by delivering a full set of proxy materials to the members.  The proxy materials delivered to the members include our 2009 Annual Report, Proxy Statement and a Proxy Card.  In addition, the Company will provide each member solicited a copy of the exhibits to the Annual Report on Form 10-K upon written request and payment of specified fees.  The Company has posted a copy of its

2009 Annual Report, this Proxy Statement and the Proxy Card on its website, www.homelandenergysolutions.com.  Members may print these documents by visiting that website.  The 2009 Annual Report on Form 10-K complete with exhibits and the Proxy Statement are also available from the SEC at 6432 General Green Way, Mail stop 0-5, Alexandria, VA 22312-2413, by e-mail at foiapa@sec.gov or fax at (703) 914-2413 or through the EDGAR database available from the SEC’s internet site (www.sec.gov).

The Securities and Exchange Commission has approved a rule governing the delivery of annual disclosure documents.  The rule allows the Company to send a single copy of its Annual Report and Proxy Statement to any household at which two or more members reside unless the Company has received contrary instructions from one or more member(s).  This practice, known as “householding,” is designed to eliminate duplicate mailings, conserve natural resources and reduce printing and mailing costs.  Each member will continue to receive a separate proxy card.  If you wish to receive a separate copy of the Company’s Annual Reports and Proxy Statements than that sent to your household, either this year or in the future, you may contact the Company by telephone at (563) 238-5555; by e-mail at info@etoh.us; or by written request at Homeland Energy Solutions, LLC at 2779 Highway 24, Lawler, Iowa 52154 and the Company will promptly send you a separate copy of its Annual Report and Proxy Statement.  If members of your household receive multiple copies of our Annual Report and Proxy Statement, you may request householding by contacting the Company by telephone at (563) 238-5555; by e-mail at info@etoh.us; or by written request at Homeland Energy Solutions, LLC at 2779 Highway 24, Lawler, Iowa 52154.

HOMELAND ENERGY SOLUTIONS, LLC

2010 Annual Meeting — Tuesday, March 30, 2010

For Unit Holders as of March 2, 2010

Proxy Solicited on Behalf of the Board of Directors

PROPOSAL ONE: ELECTION OF EIGHT DIRECTORS

**You may vote for eight (8) nominees**

	For	Withhold/Abstain

James Boeding	☐	☐

Patrick Boyle	☐	☐

Jerry Calease	☐	☐

Donovan Drenth	☐	☐

Matthew Driscoll	☐	☐

Stephen Eastman	☐	☐

Maurice Hyde	☐	☐

Chad Kuhlers	☐	☐

Robert Lynch	☐	☐

Christine Marchand	☐	☐

Jerry Reicks	☐	☐

Bernard Retterath	☐	☐

Duane Schwickerath	☐	☐

Loras Wolfe	☐	☐

PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN “X” IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK

Vote by Mail or Facsimile:

1) Read the proxy statement

2) Check the appropriate boxes on the proxy card

3) Sign and date the proxy card

4) Return the proxy card by mail to 2779 Highway 24, Lawler, Iowa 52154  or via fax to (563) 238-5557 .

Proxy cards must be RECEIVED no later than 5:00 p.m. on Friday, March 26, 2010 to be valid.

By signing this proxy card, you appoint Leslie Hansen and Steven Retterath, jointly and severally, each with full power of substitution, as proxies to represent you at the 2010 Annual Meeting of the members to be held on Tuesday, March 30, 2010, at the Starlite Ballroom, 417 East Grove Street, Lawler, Iowa 52154, and at any adjournment thereof, on any matters coming before the meeting.  Registration for the meeting will begin at 1:00 p.m.  The 2010 Annual Meeting will commence at approximately 2:00 p.m.

Please specify your choice by marking the appropriate box above.  The proxies cannot vote your units unless you sign and return this card.  For your proxy card to be valid, it must be received by the Company by 5:00 p.m. on Friday, March 26, 2010.

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the proxies to take action in their discretion upon other matters that may properly come before the 2010 Annual Meeting.  If you submit a signed proxy card but do not mark any boxes, the proxies will vote your units FOR the Company’s recommended director nominees, Mr. Boeding, Mr. Boyle, Mr. Eastman, Mr. Kuhlers and Mr. Retterath.  If you choose one nominee or more but less than eight nominees, the proxies will vote your units only for the nominee(s) you chose.  If you mark contradicting choices on the proxy cards, such as both for and withhold for a nominee, your votes will not be counted with respect to the director nominee for whom you marked contradicting choices.  If you vote for more than eight nominees, your votes will not be counted with respect to ANY of the nominees you have selected.  However, each executed proxy card will be counted for purposes of determining whether a quorum is present at the meeting.

Signature:	Joint Owner Signature:

Print Name:	Print Joint Owner Name:

Date:	Date:

Number of Units Held:

Please sign exactly as your name appears above.  Joint owners must both sign.  When signing as attorney, executor, administrator, trustee or guardian, please note that fact.